Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Sigma Labs, Inc.
Santa Fe, New Mexico

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigma Labs, Inc. of our report dated April 15, 2011 with respect to our audits of the consolidated balance sheet of Sigma Labs, Inc., as of December 31, 2010 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception on February 5, 2010 through December 31, 2010.

/s/ PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
June 14, 2011